SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2012

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S Higuera Street, San Luis Obispo, CA 93401
(Address of principal executive offices)
(Zip code)

(805) 782-5000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 502.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On December 18, 2012 Mission Community Bancorp (the "Company"), and its wholly-owned subsidiary, Mission Community Bank (the "Bank")  entered into employment agreements with three executive officers: Tom L. Dobyns, Robert J. Stevens and Thomas J. Tolda.  Copies of each of these employment agreements are included as exhibits hereto and are incorporated herein by reference. The summary of each of the employment agreements below is qualified in its entirety by reference to the employment agreements, incorporated by reference herein.

Pursuant to his Employment Agreement, Tom L. Dobyns is to serve as the President of the Company and as the Chief Executive Officer of the Bank (the "Dobyns Employment Agreement").  The Dobyns Employment Agreement is effective as of December 18, 2012 and continues for a term of three years from that date.  Pursuant to the terms of the Dobyns Employment Agreement, Mr. Dobyns is to receive an annual base salary of $300,000, with annual increases in the sole discretion of the Board of Directors.  Mr. Dobyns shall also be eligible to receive an annual bonus under the Company's annual incentive plan, the amount of which bonus shall be determined in the sole discretion of the Board; provided, however, that for calendar year 2012, Mr. Dobyns will be entitled to a minimum bonus equal to at least 25% of his base salary.   The Dobyns Employment Agreement confirms a previous grant of options to Mr. Dobyns to purchase 75,000 shares of the common stock of the Company at an exercise price of $5.00 per share.  This option grant was effective November 22, 2011 (at the commencement of Mr. Dobyns' employment with the Company) and vests 20% per year over a five year period, with the first installment vesting one year from the date of grant.  The Dobyns Employment Agreement also provides that Mr. Dobyns will periodically be eligible to receive additional equity awards in the sole discretion of the Board equal to 2% of the amount of certain future issuances of common stock, warrants or rights to acquire common stock ("Common Stock Equivalents") .  Any such future equity awards will be issued, if at all, at the same purchase price and on other terms per unit or share as the common stock or Common Stock Equivalent, including term, vesting and forfeiture, provided that any options granted shall vest in five annual installments vesting at the rate of 20% per year.  In the event Mr. Dobyns' employment is terminated without "cause" or if he resigns for "good reason," as such terms are defined in the Dobyns Employment Agreement, Mr. Dobyns will receive separation pay equal to an additional twelve months of his then current base salary, which separation pay is to be paid in equal installments during a twelve month period on the Company's regular payroll dates.   In the event Mr. Dobyns'  employment is terminated within 60 days prior to or within two years after the occurrence of a "change in control," as defined in the Dobyns Employment Agreement, Mr. Dobyns will receive, within 30 days of his termination of employment, a lump sum payment of twenty-four month's salary plus an amount equal to 50% of Mr. Dobyns' then current base salary.  In addition, upon a change in control, Mr. Dobyns shall be entitled to continuation of his coverage under the group medical care plan provided at the time of his termination of employment for a period of twelve months following such termination.  Further, in the event a change in control, all granted but unvested portions of any equity award granted to Mr. Dobyns shall vest immediately prior to the effective time of the change of control.

Pursuant to his Employment Agreement, Robert J. Stevens is to serve as the Executive Vice President and Chief Credit Officer of both the Company and the Bank (the "Stevens Employment Agreement").  The Stevens Employment Agreement is effective as of December 18, 2012 and continues for a term of three years from that date.  Pursuant to the terms of the Stevens Employment Agreement, Mr. Stevens is to receive an annual base salary of $225,000, with annual increases in the sole discretion of the Board of Directors.  Mr. Stevens shall also be eligible to receive an annual bonus under the Company's annual incentive plan, the amount of which bonus shall be determined in the sole discretion of the Board.   The Stevens Employment Agreement confirms a previous grant of options to Mr. Stevens to purchase 20,000 shares of the common stock of the Company at an exercise price of $5.00 per share.  This option grant was effective April 4, 2011 (at the commencement of Mr. Stevens' employment with the Company) and vests 20% per year over a five year period, with the first installment vesting one year from the date of grant.  The Stevens Employment Agreement also provides that Mr. Stevens will periodically be eligible to receive additional equity awards in the sole discretion of the Board equal to 1% of the amount of future issuances of common stock or Common Stock Equivalents.  Any such future equity awards will be issued, if at all, at the same purchase price and on other terms per unit or share as the common stock or Common Stock Equivalents, including term, vesting and forfeiture, provided that any options granted shall vest in five annual installments vesting at the rate of 20% per year.  In the event Mr. Stevens' employment is terminated without "cause" or if he resigns for "good reason," as such terms are defined in the Stevens Employment Agreement, Mr. Stevens will receive separation pay equal to an additional twelve months of his then current base salary, which separation pay is to be paid in equal installments during a twelve month period on the Company's regular payroll dates.   In the event Mr. Stevens' employment is terminated within 60 days prior to or within two years after the occurrence of a "change in control," as defined in the Stevens Employment Agreement, Mr. Stevens will receive, within 30 days of his termination of employment, a lump sum payment of twelve month's salary plus an amount equal to 33% of Mr. Stevens' then current base salary.  In addition, following a change in control, Mr. Stevens shall be entitled to continuation of his coverage under the group medical care plan provided at the time of his termination of employment for a period of twelve months following such termination.  Further, in the event a change in control, all granted but unvested portions of any equity award granted to Mr. Stevens shall vest immediately prior to the effective time of the change of control.

Pursuant to his Employment Agreement, Thomas J. Tolda is to serve as the Executive Vice President and Chief Financial Officer of both the Company and the Bank (the "Tolda Employment Agreement").  The Tolda Employment Agreement is effective as of December 18, 2012 and continues for a term of three years from that date.  Pursuant to the terms of the Tolda Employment Agreement, Mr. Tolda is to receive an annual base salary of $250,000, with annual increases in the sole discretion of the Board of Directors.  Mr. Tolda shall also be eligible to receive an annual bonus under the Company's annual incentive plan, the amount of which bonus shall be determined in the sole discretion of the Board.   The Tolda Employment Agreement also provides for a grant of options to Mr. Tolda to purchase a number of shares of the common stock of the Company equal to 1% of the current outstanding shares of common stock of the Company at an exercise price of $5.00 per share, which options will vest 20% per year over a five year period, with the first installment to vest one year from the date of grant.  The Tolda Employment Agreement also provides that Mr. Tolda will periodically be eligible to receive additional equity awards in the sole discretion of the Board equal to 1% of the amount of future issuances of common stock or Common Stock Equivalents.  Any such future equity awards will be issued, if at all, at the same purchase price and on other terms per unit or share as the common stock or Common Stock Equivalents, including term, vesting and forfeiture, provided that any options granted shall vest in five annual installments vesting at the rate of 20% per year.  In the event Mr. Tolda' employment is terminated without "cause" or if he resigns for "good reason," as such terms are defined in the Tolda Employment Agreement, Mr. Tolda will receive separation pay equal to an additional twelve months of his then current base salary, which separation pay is to be paid in equal installments during a twelve month period on the Company's regular payroll dates.   In the event Mr. Tolda' employment is terminated within 60 days prior to or within two years after the occurrence of a "change in control," as defined in the Tolda Employment Agreement, Mr. Tolda will receive, within 30 days of his termination of employment, a lump sum payment of twelve month's salary plus an amount equal to 33% of Mr. Tolda' then current base salary.  In addition, upon a change in control, Mr. Tolda shall be entitled to continuation of his coverage under the group medical care plan provided at the time of his termination of employment for a period of twelve months following such termination.  Further, in the event a change in control, all granted but unvested portions of any equity award granted to Mr. Tolda shall vest immediately prior to the effective time of the change of control.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No	Document
10.1	Employment Agreement dated December 18, 2012 between Mission Community Bancorp, Mission Community Bank and Robert J. Stevens
10.2	Employment Agreement dated December 18, 2012 between Mission Community Bancorp, Mission Community Bank and Thomas J. Tolda
10.3	Employment Agreement dated December 18, 2012 between Mission Community Bancorp, Mission Community Bank and Tom L. Dobyns

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2012		MISSION COMMUNITY BANCORP

	By:	/s/ James W. Lokey
James W. Lokey, Chief Executive Officer